Exhibit 10.31

AMENDMENT NO. 1

TO

1847 GOEDEKER INC.
2020 EQUITY INCENTIVE PLAN

The 1847 Goedeker Inc. 2020 Equity Incentive Plan (the “Plan”) is hereby amended as follows:

Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

“4.1 Subject to adjustment in accordance with Section 11, a total of 1,000,000 shares of Common Stock shall be available for the grant of Awards under the Plan. Any shares of Common Stock granted in connection with Options and Stock Appreciation Rights shall be counted against this limit as one (1) share for every one (1) Option or Stock Appreciation Right awarded. Any shares of Common Stock granted in connection with Awards other than Options and Stock Appreciation Rights shall be counted against this limit as two (2) shares of Common Stock for every one (1) share of Common Stock granted in connection with such Award. During the terms of the Awards, the Company shall keep available at all times the number of shares of Common Stock required to satisfy such Awards.”

Except as herein amended, the provisions of the Plan shall remain in full force and effect.

As adopted by the Board of Directors on April 9, 2021.

As approved by stockholders effective as of May 13, 2021.